Exhibit 10.13

COMMUNITY FIRST BANKSHARES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2004 Restatement)

COMMUNITY FIRST BANKSHARES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2004 Restatement)

TABLE OF CONTENTS

SECTION 1.	INTRODUCTION AND DEFINITIONS
	1.1.	Restatement of Plan
	1.2.	Definitions
		1.2.1.	Account
		1.2.2.	Affiliate
		1.2.3.	Annual Valuation Date
		1.2.4.	Base Compensation
		1.2.5.	Beneficiary
		1.2.6.	Board of Directors or Board
		1.2.7.	CEO
		1.2.8.	Change of Control
		1.2.9.	Code
		1.2.10.	Committee
		1.2.11.	Disability
		1.2.12.	Effective Date
		1.2.13.	Employer
		1.2.14.	ERISA
		1.2.15.	Incentive Compensation
		1.2.16.	Measuring Investments
		1.2.17.	Participant
		1.2.18.	Plan
		1.2.19.	Plan Restatement
		1.2.20.	Plan Year
		1.1.21.	Plan Sponsor
		1.2.22.	Qualified Plan
		1.2.23.	Retirement
		1.2.24.	Termination of Employment
		1.2.25.	Valuation Date
		1.2.26.	Year of Service
SECTION 2.	PARTICIPATION

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	2.1.	Participation by Selection
	2.2.	Elections
		2.2.1.	Required Initial Elections
		2.2.2.	Election Changes
		2.2.3.	No Spousal Rights
	2.3.	Commencement of Participation
	2.4.	Loss of Eligibility
	2.5.	Termination of Participation
	2.6.	Leaves of Absence
	2.7.	Specific Exclusion

SECTION 3.	CREDITS TO ACCOUNTS

	3.1.	Base Compensation Deferral Credits
		3.1.1.	Amount of Credits
		3.1.2.	Crediting to Accounts
	3.2.	Incentive Compensation Deferral Credits
		3.2.1.	Amount of Credits
		3.2.2.	Crediting to Accounts
	3.3.	Qualified Plan Restoration Credits
		3.3.1.	Amount of Credits
		3.3.2.	Crediting to Accounts
	3.4.	Employer Matching Credits
		3.4.1.	Amount of Credits
		3.4.2.	Crediting to Accounts
	3.5.	Employer Discretionary Credits
		3.5.1.	Amount of Credits
		3.5.2.	Crediting to Accounts
	3.6.	Required Employer Credits
		3.6.1.	Amount of Credits
		3.6.2.	Crediting to Accounts
	3.7.	Rules Regarding Employee Elections

SECTION 4.	ACCOUNTS

	4.1.	Establishment of Accounts
	4.2.	Vesting
	4.3.	Designation of Measuring Investments
	4.4.	Adjustments of Accounts
	4.5.	Operational Rules for Measuring Investments

SECTION 5.	DISTRIBUTIONS

	5.1.	Form of Distribution
		5.1.1.	Available Forms

		5.1.2.	Default
		5.1.3.	Installment Amounts
		5.1.4.	Minimum Amount
		5.1.5.	Death
	5.2.	Retirement Distributions
		5.2.1.	Form and Timing
		5.2.2.	Election to Delay Distribution for Five (5) Years
	5.3.	Termination Distribution
	5.4.	Disability Distribution
	5.5.	Hardship Distribution
		5.5.1.	When Available
		5.5.2.	Purposes
		5.5.3.	Limitations
		5.5.4.	Effect on Participation
	5.6.	Change of Control Distribution
		5.6.1.	When Available
		5.6.2.	Payment
		5.6.3.	Forfeiture
	5.7.	Distribution Based on Constructive Receipt
	5.8.	Designation of Beneficiaries
		5.8.1.	Right to Designate
		5.8.2.	Failure of Designation
		5.8.3.	Disclaimers by Beneficiaries
		5.8.4.	Definitions
		5.8.5.	Special Rules
		5.8.6.	No Spousal Rights
	5.9.	Death Prior to Full Distribution
	5.10.	Facility of Payment
	5.11.	Cash Distributions
	5.12.	Code §162(m) Delay

SECTION 6.	FUNDING OF PLAN

	6.1.	Unfunded Obligation
		6.1.1.	Hedging Investments
		6.1.2.	Corporate Obligation
	6.2.	Spendthrift Provision

SECTION 7.	AMENDMENT AND TERMINATION

	7.1.	Amendment
	7.2.	Discontinuance of Contributions and Termination of Plan
	7.3.	Change of Control
	7.4.	No Oral Amendments
	7.5.	Plan Binding on Successors

SECTION 8.	DETERMINATIONS — RULES AND REGULATIONS
	8.1.	Determinations
	8.2.	Rules and Regulations
	8.3.	Method of Executing Instruments
	8.4.	Claims and Review Procedure
		8.4.1.	Initial Claim
		8.4.2.	Notice of Initial Adverse Determination
		8.4.3.	Request for Review
		8.4.4.	Claim on Review
		8.4.5.	Notice of Adverse Determination for Claim on Review

SECTION 9.	PLAN ADMINISTRATION

	9.1.	Plan Sponsor
		9.1.1.	Officers
		9.1.2.	Chief Executive Officer
	9.2.	Conflict of Interest
	9.3.	Administrator
	9.4.	Service of Process
	9.5.	Indemnity

SECTION 10.	DISCLAIMERS

	10.1.	Term of Employment
	10.2.	Source of Payment
	10.3.	Delegation

SECTION 11.	MISCELLANEOUS

	11.1.	ERISA Status
	11.2.	IRC Status
	11.3.	Effect on Other Plans
	11.4.	Disqualification
	11.5.	Rules of Document Construction
	11.6.	References to Laws
	11.7.	Choice of Law
	11.8.	ERISA Administrator
	11.9.	Not an Employment Contract
	11.10.	Tax Withholding
	11.11.	Expenses
	11.12.	Service of Process
	11.13.	Spendthrift Provision
	11.14.	Certifications
	11.15.	Errors in Computations

SCHEDULE I –	EMPLOYERS PARTICIPATING IN THE COMMUNITY FIRST BANKSHARES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

v

COMMUNITY FIRST BANKSHARES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2004 Restatement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1.                                          Restatement of Plan.  Community First Bankshares, Inc., a Delaware corporation, has previously established and maintained a nonqualified deferred compensation plan (“Plan”) for the benefit of a select group of management and highly compensated employees and, effective January 1, 2004, restates the Plan in this document entitled “Community First Bankshares, Inc. Supplemental Executive Retirement Plan (2004 Restatement).”  Effective January 1, 2004, this document supercedes and replaces said original Plan document and amendments and constitutes the entire statement of the Plan, subject to such amendments as may hereafter be adopted.

1.2.                                          Definitions.  When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1.                                                         Account — the separate bookkeeping account established for each Participant which represents the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which are credited the dollar amounts specified in Section 3 and from which are subtracted payments made pursuant to Section 5.

1.2.2.                                                         Affiliate — a business entity which is not an Employer but which is part of a “controlled group” with the Employer or under “common control” with an Employer or which is a member of an “affiliated service group” that includes an Employer, as those terms are defined in section 414(b), (c) and (m) of the Code.  A business entity which is a predecessor to an Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code.  A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code.  In addition to said required treatment, the Plan Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “controlled group,” “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with an Employer, subject to such limitations as the Plan Sponsor may impose.

1.2.3.                                                         Annual Valuation Date — each December 31.

1.2.4.                                                         Base Compensation — regular base pay paid to Participant for services rendered to an Employer.  Base Compensation does not include non-base pay such as benefits, perquisites, allowances, per diem payments, bonuses, incentive compensation, equity compensation, fringe benefits, special pay, awards or commissions.  Base Compensation shall be calculated before reductions in compensation due to elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under the Qualified Plan, a cafeteria plan or any qualified cash or deferred arrangement but shall not include earnings on those amounts.

1.2.5.                                                         Beneficiary — a person designated by a Participant (or automatically by operation of the Plan Restatement) to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof.  A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.6.                                                         Board of Directors or Board — the Board of Directors of the Plan Sponsor or its successor.  Board of Directors shall also mean and refer to any properly authorized committee of the Board of Directors.

1.2.7.                                                         CEO — the Chief Executive Officer of the Plan Sponsor or his or her delegee for Plan purposes.

1.2.8.                                                         Change of Control — the occurrence of one of the following events:

(a)                                                                      any “person” (as such term is used in Section 13(d) and 4(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Plan Sponsor is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities representing 25% or more of the combined voting power of Plan Sponsor’s then outstanding securities;

(b)                                                                     during any period of two consecutive years (not including any period ending prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into agreement with Plan Sponsor to effect a transaction permitted by Section (a), (c) or (d)) whose election by the Board of Directors or nomination for election by Plan Sponsor’s stockholders was approved by vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (“Continuing Director”), cease for any reason to constitute at least a majority of the Board of Directors;

(c)                                                                      the stockholders of Plan Sponsor approve a merger or consolidation of Plan Sponsor with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Plan Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the merged or consolidated entity) 50% or more of the combined voting power of the voting securities of Plan Sponsor or such merged or consolidated entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Plan Sponsor or similar transaction in which no “person” acquires more than 25% of the combined voting power of Plan Sponsor’s then outstanding securities;

(d)                                                                     the stockholders of Plan Sponsor approve a plan of complete liquidation or a sale or disposition by Plan Sponsor of all or substantially all of Plan Sponsor’s assets.  “The sale or disposition by Plan Sponsor of all or substantially all of Plan Sponsor’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of Plan Sponsor or of any direct or indirect subsidiary of Plan Sponsor (including the stock of any direct or indirect subsidiary of Plan Sponsor) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 50% of the fair market value of Plan Sponsor.  For purposes of the preceding sentence, the “fair market value of Plan Sponsor” shall be the aggregate market value of Plan Sponsor’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of Plan Sponsor’s other outstanding equity securities.  The aggregate market value of Plan Sponsor’s common stock shall be determined by multiplying the number of shares of Plan Sponsor common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement (“Transaction Date”) with respect to the sale or disposition by Plan Sponsor of all or substantially all of Plan Sponsor’s assets by the average closing price for Plan Sponsor’s common stock for the ten trading days immediately preceding the Transaction Date.  The aggregate market value of any other equity securities of Plan Sponsor shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of Plan Sponsor’s common stock or by such other method as the Board of Directors shall determine is appropriate; or

(e)                                                                      the Board of Directors determines, by a vote of a majority of its entire membership, that a tender offer statement by any person (as defined above) indicates an intention on the part of such person to acquire control of Plan Sponsor.

1.2.9.                                                         Code — the Internal Revenue Code of 1986, as amended.

1.2.10.                                                   Committee — the Administrative Committee consisting of one or more members appointed by and serving at the pleasure of the CEO.

1.2.11.                                                   Disability — a medically determinable physical or mental impairment that renders the individual disabled and eligible for long term disability benefits as determined under the terms of the long-term disability plan sponsored by the Plan Sponsor.  The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

1.2.12.                                                   Effective Date — January 1, 2004.

1.2.13.                                                   Employer — the Plan Sponsor, each business entity listed as an Employer in the Schedule I to this Plan Restatement, any other business entity that employs persons who are selected for participation under Section 2 of this Plan and any successor thereof.

1.2.14.                                                   ERISA — the Employee Retirement Income Security Act of 1974, as amended.

1.2.15.                                                   Incentive Compensation — a cash award or cash bonus payable to the Participant under an incentive plan, program or arrangement sponsored by the Plan Sponsor, excluding the value of any equity or stock compensation awarded or paid to Participant or any compensation resulting from the sale of stock of the Plan Sponsor or exercise of stock options of the Plan Sponsor.

1.2.16.                                                   Measuring Investments — a hypothetical investment used for the purpose of measuring income, gains and losses to the Accounts of Participants (as if the Accounts had in fact been so invested).  The Plan Sponsor shall determine the number and type of Measuring Investments available to the Participants.

1.2.17.                                                   Participant — an employee of an Employer who is selected for participation in this Plan in accordance with the provisions of Section 2.

1.2.18.                                                   Plan — the nonqualified, unfunded, deferred compensation program maintained by the Plan Sponsor for the benefit of Participants eligible to participate therein as set forth in this Plan Restatement.  (As used herein, “Plan” does not refer to the document pursuant to which the Plan is maintained.  That document is referred to herein as the “Plan Restatement.”)

1.2.19.                                                   Plan Restatement — this document entitled “Community First Bankshares, Inc. Supplemental Executive Retirement Plans (2004 Restatement)” as adopted by the Committee and generally effective as of January 1, 2004 as the same may be amended from time to time thereafter.

1.2.20.                                                   Plan Year — the twelve (12) consecutive month period ending on any Annual Valuation Date.

1.2.21.                                                   Plan Sponsor — Community First Bankshares, Inc., a Delaware corporation, or any successor thereto.

1.2.22.                                                   Qualified Plan — the tax-qualified profit sharing plan of the Plan Sponsor entitled “Community First Bankshares, Inc. 401(k) Retirement Plan.”

1.2.23.                                                   Retirement — a Participant’s Termination of Employment which occurs on or after the date (i) the Participant has attained age 65; or (ii) the Participant has both attained age 55 and completed at least 10 Years of Service.

1.2.24.                                                   Termination of Employment — a complete severance of an employee’s employment relationship with the Employer and all Affiliates for any reason other than the employee’s death or Disability.  A transfer from employment with an Employer to employment with another Employer or an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by an Employer on account of such sale shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

1.2.25.                                                   Valuation Date — any day that the U.S. securities markets are open and conducting business.

1.2.26.                                                   Year of Service — a consecutive twelve-month period during which the Participant was employed by an Employer.  A year in which the Participant did not work the entire twelve-month period shall be counted as a Year of Service.

SECTION 2

PARTICIPATION

2.1.                                          Participation by Selection.  An employee becomes a Participant in the Plan only upon being selected for participation by the Committee.  An employee selected for participation will be notified in writing.  Employment in an executive capacity does not entitle an employee to selection for participation in the Plan.  The Committee shall not select an employee for participation unless it determines that such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA).  The Committee’s selection of an individual for participation shall be made solely in its discretion and shall be conclusive and binding.  The Committee shall select such employees for participation in this Plan on a Plan Year-by-Plan Year basis.  Selection for one Plan Year does not entitle the employee to be selected the next Plan Year.

2.2.                                          Elections.

2.2.1.                                                         Required Initial Elections.  Prior to the date that an employee selected for participation first becomes a Participant, such employee shall as a condition of participation in this Plan complete such forms and make such elections as the Plan Sponsor may require for the effective administration of this Plan.  At a minimum, the initial enrollment shall designate:

(a)                                                                      The form of the distribution of the Participant’s Account upon Retirement.

(b)                                                                     The Measuring Investments to be used to measure income, gains and losses on the Account.

The initial enrollment shall be made in writing upon forms furnished by the Plan Sponsor, shall be made at such time as the Plan Sponsor shall determine and shall conform to such other procedural and substantive rules as the Plan Sponsor shall establish. With respect to any employee who is a Participant on the effective date of the Plan Restatement, the election of the form of distribution in effect immediately prior to that date shall continue in effect and shall thereafter be governed by the terms of the Plan Restatement.

2.2.2.                                                         Election Changes.  After the initial election, a Participant may, from time to time, as determined by the Committee, elect to change prospectively the Measuring Investments used to measure income, gains and losses on the Participant’s Account.  Any such election change shall be filed in accordance with such rules as the Plan Sponsor shall establish.

2.2.3.                                                         No Spousal Rights.  No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant’s designation of a form of payment.

2.3.                                          Commencement of Participation.  An employee selected to participate in the Plan who has satisfied all enrollment requirements, including returning all required documents to the

Plan Sponsor within the specified time period, shall become a Participant in the Plan on the first day of the Plan Year for which the Participant has been selected to participate.  If an employee is selected to participate in the Plan on or after the first day of a Plan Year, the employee shall become a Participant in the Plan on the first day of the month following satisfaction of all enrollment requirements provided that such requirements are completed within 30 days after the employee is selected for participation.

2.4.                                          Loss of Eligibility.  If a Participant’s employment status is changed such that Participant no longer is a member of a select group of management or highly compensated employees or the Committee, in its sole discretion, determines that a Participant is no longer eligible to participate in the Plan, the Participant shall cease to be eligible to make deferrals to, or receive employer contributions under, the Plan but shall continue to be eligible to elect a change in Measuring Investments in accordance with Section 4.3.  The individual’s Account balance shall remain in the Plan until distributed in accordance with Section 5.

2.5.                                          Termination of Participation.  An employee shall cease to be a Participant in the Plan as of the first to occur of the following events:

(a)                                                                      the date the Participant no longer has any Account under the Plan (that is, the Participant has received a distribution of all of the Participant’s Account, if any); or

(b)                                                                     the date of the Participant’s death.

2.6.                                          Leaves of Absence.  Upon the commencement of a leave of absence, a Participant shall cease to be eligible to make deferrals to, or receive employer contributions under the Plan but shall continue to be eligible to elect a change in Measuring Investments in accordance with Section 4.3.  During the Participant’s leave of absence, the Participant’s Account balance shall remain in the Plan unless otherwise distributable in accordance with Section 5.  Upon return from the leave of absence, the Participant’s elections under Sections 3.1, 3.2 and 3.3 in effect at the time the Participant went on leave shall be reactivated and the Participant shall not be allowed to change those elections for the Plan Year in which the Participant returned from the leave.

2.7.                                          Specific Exclusion.  Notwithstanding anything apparently to the contrary in the Plan Restatement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA).  If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual who is an active Participant is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate effective as of the date the individual initially became a Participant, with the intended result being that the individual be treated as if the individual never became a Participant.

SECTION 3

CREDITS TO ACCOUNTS

3.1.                                          Base Compensation Deferral Credits.

3.1.1.                                                         Amount of Credits.  Prior to the first day of any Plan Year, the Participant may elect to defer a percentage of the Participant’s annual Base Compensation for that Plan Year.  An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to a subsequent Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.  The election shall designate a percentage of the Participant’s annual Base Compensation which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be credited under this Plan under Section 3 and distributed from this Plan under Section 5.  The percentage that can be designated shall not exceed fifty percent (50%) of the Participant’s annual Base Compensation.

3.1.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, of Base Compensation that the Participant elected to defer.  Such amount shall be credited in cash.  Such amount shall be credited as nearly as practicable as of the time or times when the compensation would have been paid to the Participant but for the election to defer.

3.2.                                          Incentive Compensation Deferral Credits.

3.2.1.                                                         Amount of Credits.  Prior to the first day of any Plan Year, the Participant may elect to defer a percentage or dollar amount of the Participant’s annual Incentive Compensation for that Plan Year.  An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to a subsequent Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.  The election shall designate the dollar amount or percentage of the Participant’s annual Incentive Compensation which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be credited under this Plan under Section 3 and distributed from this Plan under Section 5.  The dollar amount or percentage that can be designated shall not exceed one hundred percent (100%) of the Participant’s Incentive Compensation.

3.2.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, of Incentive Compensation that the Participant elected to defer.  Such amount shall be credited in cash.  Such amount shall be credited as nearly as practicable as of the time or times when the compensation would have been paid to the Participant but for the election to defer.

3.3.                                          Qualified Plan Restoration Credits.

3.3.1.                                                         Amount of Credits.  Prior to the first day of any Plan Year, the Participant will be deemed to have elected to contribute all of the following amounts to the Participant’s Account:

(a)                                                                      the amount by which the Participant’s elective contributions to the Qualified Plan are reduced to cause the Qualified Plan to comply with the limitations set forth in Code sections 401(k)(3);

(b)                                                                     the amount by which the Participant’s elective contributions to the qualified plan are limited by the restriction under Code section 401(a)(17);

(c)                                                                      the amount by which the Participant’s elective contributions to the Qualified Plan are limited by the restrictions imposed by the anti-discrimination standards under Code sections 401(a)(5)(B) and 414(s);

(d)                                                                     the amount by which such Participant’s elective contributions to the Qualified Plan exceed the limitation imposed by Code section 402(g); and

(e)                                                                      the amount by which the Participant’s elective contributions to the Qualified Plan are reduced to cause the Qualified Plan to comply with the limitation imposed by Code section 415.

A Participant may affirmatively elect not to contribute the amounts specified above, but such election must be made prior to the Plan Year for which the election will be effective, and such election must be not to contribute all (as opposed to some) of the amounts specified above.  An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to a subsequent Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year.

3.3.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, determined under Section 3.3.1.  Such amount shall be credited in cash.  Insofar as is practicable, the amount described in this Section 3.3 shall be credited to the Account as of the time or times when such amount (or comparable amount) would actually have been contributed (not accrued) to the Qualified Plan but for limitations or restrictions imposed by the Code.

3.4.                                          Employer Matching Credits.

3.4.1.                                                         Amount of Credits.  Each Plan Year the Plan Sponsor may, but is not required to, contribute to a Participant’s Account the amount by which the Participant’s matching contributions to the Qualified Plan are reduced to cause the Qualified Plan to comply with the limitations set forth in Section 3.3.1. of this Plan Restatement and the limitation set forth in Code section 401(m)(2).  Each Plan Year the Plan Sponsor may, but is not required to, contribute to a Participant’s Account a match contribution based on the amounts contributed by the Participant under Sections 3.1 and 3.2.

3.4.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, determined under Section 3.4.1.  Such amount shall be credited in cash.  Insofar as is practicable, the amount described in this Section 3.4 shall be credited to the Account as of the time or times when such amount (or comparable amount) would actually have been contributed (not accrued) to the Qualified Plan but for limitations or restrictions imposed by the Code.

3.5.                                          Employer Discretionary Credits.

3.5.1.                                                         Amount of Credits.  Each Plan Year the Plan Sponsor may, but is not required to, determine, in its sole discretion, that additional amounts, if any, shall be credited to the Accounts of the Participants based on the performance of the Employer in the previous Plan Year. Such amount shall be credited in cash.  The Plan Sponsor shall have the right to credit one Participant’s Account and not another and to credit different amounts to different Participants.

3.5.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, determined under Section 3.5.1.  Such amount shall be credited in cash.  Such amount shall be credited as of the last day of the Plan Year for which the contribution is being made.  If a Participant is not employed by the Employer as of the last day of a Plan Year for which the contribution is being made other than by reason of Retirement, death or Disability, that Participant shall not be entitled to a contribution.

3.6.                                          Required Employer Credits.

3.6.1.                                                         Amount of Credits.  Each Plan Year the Plan Sponsor shall contribute an amount equal to a percentage of the Participant’s Base Compensation to the Account of the Participant.  The percentage shall be determined by the Plan Sponsor’s return on equity (as determined by generally accepted accounting principals and the Committee) in accordance with the following schedule:

Return on Equity		Percent of Participant’s Base Compensation
22%	and Greater	7%
21%		6%
20%		5%
19%		4%
18%		3%
Less than 18%		0%

3.6.2.                                                         Crediting to Accounts.  The Plan Sponsor shall credit to the Account of each Participant the amount, if any, determined under Section 3.6.1.  Such amount shall be credited in cash.  Such amount shall be credited as of the last day of the Plan Year for which the contribution is being made.  If a Participant is not employed by the Employer as of the last day of a Plan Year for which the contribution is being made other than by reason of Retirement, death or Disability, that Participant shall not be entitled to a contribution.

3.7.                                          Rules Regarding Employee Elections.  Each election (or deemed election) by a Participant to defer or contribute an amount to the Participant’s Account under Sections 3.1, 3.2 and 3.3 shall:

(a)                                                                      be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Plan Sponsor;

(b)                                                                     be made in writing upon forms furnished by the Plan Sponsor, shall be made at such time as the Plan Sponsor shall determine and shall conform to such other procedural and substantive rules as the Plan Sponsor shall establish; and

(c)                                                                      be received by the Plan Sponsor prior to the first day of the Plan Year for which the deferral election is made.

For a newly eligible Participant, however, the deferral election must be received by the Plan Sponsor within 30 days after the first day of such eligibility, and, if so received, deferral shall be effective as of the first day of the month following such receipt and shall only apply to compensation and amounts earned following the effective date of the election.

SECTION 4

ACCOUNTS

4.1.                                          Establishment of Accounts.  There shall be established for each Participant unfunded, bookkeeping Accounts which shall be adjusted each Valuation Date. The Accounts and Measuring Investments are specified solely as a device for computing the amounts of benefits to be paid to Participants under the Plan, and the Plan Sponsor is not required to purchase such investments.

4.2.                                          Vesting.  The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times.

4.3.                                          Designation of Measuring Investments. In accordance with procedures to be established by the Plan Sponsor, each Participant shall elect, as part of the initial enrollment process, and from time to time thereafter, one or more Measuring Investments which shall be used to determine the value of such Participant’s Account.  A Participant’s change in Measuring Investments shall designate:

(a)                                                                      one or more Measuring Investments for the current Account balance, and

(b)                                                                     one or more Measuring Investments for amounts that are credited to the Account in the future.

An effective change in Measuring Investments shall be effective as of the day after the Valuation Date coincident with or immediately following the date the election change is filed. A Participant’s change in Measuring Investments shall not be effective unless such election change complies with the procedures established by the Plan Sponsor.  The Plan Sponsor may, in its sole discretion, add, discontinue or substitute a Measuring Investments.

4.4.                              Adjustments of Accounts.  As of each Valuation Date, the value of each Account shall be adjusted for credits, distributions and withholding subtractions under Section 10.6 during the valuation period and the value of each Account shall be adjusted for income, gains and losses during the valuation period as if the Account had in fact been invested in the Measuring Investments selected by the Participant during such period.  The Committee shall establish additional rules for the adjustment of Accounts as the Committee may deem necessary and appropriate. The Committee shall provide to the Participant at least annually a written statement setting for current value of each Account and any changes to the Account.

4.5.                                          Operational Rules for Measuring Investments.  The Committee shall adopt rules specifying the Measuring Investments, the circumstances under which a particular Measuring Investment may be elected or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be allocated to a Measuring Investment, the procedures for making or changing Measuring Investment elections, the extent (if any) to which

Beneficiaries of deceased Participants may make Measuring Investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective Measuring Investment election with respect to all or any portion of an Account.

SECTION 5

DISTRIBUTIONS

5.1.                                          Form of Distribution.

5.1.1.                                                         Available Forms.  At the time of initial enrollment, a Participant shall elect one of the following forms of distribution:

(a)                                                                      a single lump sum; or

(b)                                                                     a series of annual installments payable over five (5), ten (10), fifteen (15), or twenty (20) years.

5.1.2.                                                         Default.  If for any reason a Participant shall have failed to make a timely written designation of form for distribution (including reasons entirely beyond the control of the Participant), the distribution shall be made in a single lump sum as of the Valuation Date coincident with or immediately following the Participant’s Termination of Employment and shall be made as soon as practicable after such Valuation Date.

5.1.3.                                                         Installment Amounts.  The amount of the annual installments shall be determined by dividing the amount of the Account as of the Annual Valuation Date as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined).

5.1.4.                                                         Minimum Amount.  Regardless of the election filed by the Participant with respect to the time and form of distribution of the Participant’s Account:

(a)                                                                      if the Participant’s Account is less than twenty-five thousand dollars ($25,000) (as determined at the time of Participant’s Retirement), then distribution of the Participant’s Account shall be made in a single lump sum payment as of the Valuation Date coincident with or immediately following the Participant’s Termination of Employment and shall be made as soon as practicable after such Valuation Date; or

(b)                                                                     if the projected annual installments of the Participant’s Account under the form of distribution elected is less than five thousand dollars ($5,000) per annum (as determined at the time of Participant’s Retirement), then the installments shall be accelerated to the next lower installment period until the amount of each installment is greater than five thousand dollars ($5,000).

5.1.5.                                                         Death.  If the Participant dies prior to the date of Participant’s Retirement, payment of the Participant’s Account shall be made to the Participant’s Beneficiary in a single lump sum payment as of the Valuation Date coincident with or immediately following the Participant’s Termination of Employment and shall be made as soon as practicable after such Valuation Date.  If the Participant elected payment in the form of a series of annual installments and dies after distribution has commenced, payment shall continue to Participant’s Beneficiary in the series of annual installments elected by the deceased Participant payable over the remainder of the applicable period.  In any event, distribution of Participant’s Account shall payable to Participant’s Beneficiary in accordance with Section 6.7.

5.2.                                          Retirement Distributions.

5.2.1.                                                         Form and Timing.  Upon a Participant’s Retirement, unless distributed earlier in accordance with the Plan, distribution of the Participant’s Account shall be made in the form designated in writing at the time of the Participant’s initial enrollment (to the extent that such designation is consistent with the rules of the Plan Restatement).  If the Participant elected payment in the form of installments, the amount of the first installment will be determined as soon as administratively feasible following the Plan Year in which the Participant retires and shall be actually paid as soon as practicable after such determination.

5.2.2.                                                         Election to Delay Distribution for Five (5) Years.  A Participant may elect to delay distribution of all or a portion of the Participant’s Account for five (5) years.  Notwithstanding the foregoing, any election to delay distribution of all or a portion of the Participant’s Account for five (5) years shall be disregarded as if it had never been filed unless the election to delay distribution:

(a)                                                                      is filed by the Participant while employed by the Employer,

(b)                                                                     is filed with the Committee at least twelve (12) months before the Participant’s scheduled distribution date following the Participant’s Retirement, and

(c)                                                                      such Participant has not previously elected to delay distribution of such portion of the Participant’s Account.

No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant’s decision to delay distribution of all or a portion of the Participant’s Account.

5.3.                                          Termination Distribution.  Upon a Participant’s Termination of Employment, unless distributed earlier in accordance with the Plan, distribution of the Participant’s Account shall be made in a single lump sum payment as of the Valuation Date coincident with or immediately following the Participant’s Termination of Employment and shall be made as soon as practicable after such Valuation Date.

5.4.                                          Disability Distribution.  If the Committee determines that a Participant has a Disability, the Participant shall cease to be eligible to make deferrals to, or receive employer contributions under, the Plan and distribution of the Participant’s Account as of the Valuation Date coincident with or immediately following the date of Participant’s Disability shall be made in form of distribution elected by the Participant in the event of Retirement and shall be made or begin as soon as practicable after such Valuation Date.

5.5.                                          Hardship Distribution.

5.5.1.                                                         When Available.  A Participant may receive a hardship distribution from the Participant’s Account if the Plan Sponsor determines that such hardship distribution is for a purpose described in Section 5.5.2 and the conditions in Section 5.5.3 have been fulfilled.  To receive such a distribution, the Participant must file a written hardship distribution application with the Plan Sponsor and furnish such supporting documentation as the Plan Sponsor may require.  In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed.  If such hardship distribution is approved by the Plan Sponsor, distribution shall be made as of the Valuation Date coincident with or next following the approval of a completed application by the Plan Sponsor and such hardship distribution shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date.

5.5.2.                                                         Purposes.  Hardship distributions shall be allowed only if the Participant establishes that the hardship distribution is to be made on account of an immediate and heavy financial need of the Participant for which the Participant does not have other available resources.

5.5.3.                                                         Limitations.  The amount of the hardship distribution shall not exceed the amount of the Participant’s proven immediate and heavy financial need.  A hardship distribution shall not be made after the death of the Participant or after the occurrence of any distribution event.  The amount of approved hardship distribution shall not exceed the value of the Account.

5.5.4.                                                         Effect on Participation.  Upon the approval of a hardship distribution, all elective contributions to the Participant’s Account shall cease for six (6) months after receipt of the hardship distribution and shall be automatically reinstated after the expiration of the six (6) month period.

5.6.                                          Change of Control Distribution.

5.6.1.                                                         When Available.  A Participant or Beneficiary may receive a distribution of his or her entire Account (after reduction for the forfeiture described in Section 5.6.3) if a Change of Control has occurred.  To receive such a Change of Control distribution, the Participant or Beneficiary must file a written distribution application with the Plan Sponsor.  The Plan Sponsor shall approve the Change of Control distribution if such application has been filed and a Change of Control has occurred.

5.6.2.                                                         Payment.  Distribution of the entire Account (after reduction for the forfeiture described in Section 5.6.3) shall be made as of the Valuation Date coincident with or next following the approval of a completed application by the Plan Sponsor.  Such Change of Control distribution shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date. The amount of the Change of Control distribution shall be equal to the value of the Account as of such Valuation Date (after reduction for the forfeiture described below).

5.6.3.                                                         Forfeiture.  Upon the approval of a Change of Control distribution, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to ten percent (10%) of the Account.

5.7.                                          Distribution Based on Constructive Receipt.  Any amounts in a Participant’s Account which have been determined by the Committee or a governmental agency to be taxable income to the Participant based on the constructive receipt doctrine shall be distributed to the Participant in a lump sum payment as soon as administratively feasible.

5.8.                                          Designation of Beneficiaries.

5.8.1.                                                         Right to Designate.  Each Participant may designate, upon forms to be furnished by and filed with the Plan Sponsor, one or more primary Beneficiaries or alternate Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death.  The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary.  No such designation, change or revocation shall be effective unless executed by the Participant and received by the Plan Sponsor during the Participant’s lifetime.

5.8.2.                                                         Failure of Designation.  If a Participant:

(a)                                                                      fails to designate a Beneficiary,

(b)                                                                     designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)                                                                      designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

5.8.3.                                                         Disclaimers by Beneficiaries.  A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Account may disclaim an interest therein subject to the following requirements.  To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public.  A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed.  To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Plan Sponsor after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death.  A disclaimer shall be irrevocable when delivered to the Plan Sponsor.  A disclaimer shall be considered to be delivered to the Plan Sponsor only when actually received by the Plan Sponsor.  The Plan Sponsor shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 6 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan.  No other form of attempted disclaimer shall be recognized by the Plan Sponsor.

5.8.4.                                                         Definitions.  When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

5.8.5.                                                         Special Rules.  Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)                                                                      If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)                                                                     The automatic Beneficiaries specified in Section 5.7.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)                                                                      If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Plan Sponsor after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)                                                                     Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)                                                                      Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence.  The Plan Sponsor shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

5.8.6.                                                         No Spousal Rights.  Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

5.9.                                          Death Prior to Full Distribution.  If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

5.10.                                    Facility of Payment.  In case of the legal Disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made, if the Plan Sponsor shall be advised of the existence of such condition:

(a)                                                                      to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)                                                                     to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Plan Sponsor that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Plan Sponsor therefor.

5.11.                                    Cash Distributions.  Distributions from this Plan shall be made in cash.

5.12.                                    Code §162(m) Delay.  If the Plan Sponsor determines that delaying the time of any payment made or commenced would increase the probability that such payment would be fully deductible for federal or state income tax purposes, the Plan Sponsor may unilaterally delay the time of the making or commencement of such payment for up to twelve (12) months after the date such payment would otherwise be payable.

SECTION 6

FUNDING OF PLAN

6.1.                                          Unfunded Obligation.  The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments.  No Participant shall have any lien, prior claim or other security interest in any property of the Employers.  The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan.  If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employers.  The Employers shall be obligated to pay the cost of this Plan out of its general assets.

6.1.1.                                                         Hedging Investments.  If the Plan Sponsor elects to finance all or a portion of the Employers’ costs in connection with this Plan through the purchase of life insurance or other investments, the Participant agrees, as a condition of participation in this Plan, to cooperate with the Plan Sponsor in the purchase of such investment to any extent reasonably required by the Plan Sponsor and relinquishes any claim the Participant or a Beneficiary might have to the proceeds of any such investment or any other rights or interests in such investment.  If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this Plan the Plan Sponsor shall immediately and irrevocably terminate and forfeit the Participant’s entitlement to benefits under this Plan.

6.1.2.                                                         Corporate Obligation.  Neither the Plan Sponsor’s officers nor any member of its Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant.  Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Employers for such payments as an unsecured, general creditor.  After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan.  No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

6.2.                                          Spendthrift Provision.  No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers, nor shall the Employers recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employers.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent the Plan Sponsor from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an distribution event, as such powers may be conferred upon it by any applicable provision hereof.

SECTION 7

AMENDMENT AND TERMINATION

7.1.                                          Amendment.  The Plan Sponsor reserves the power to amend this Plan Restatement either prospectively or retroactively or both:

(a)                                                                      in any respect by resolution of the Compensation Committee of its Board of Directors; and

(b)                                                                     in any respect that does not materially increase the cost of the Plan by action of the Committee;

provided that no amendment shall be effective to reduce or divest the Account of any Participant or Beneficiary without the consent of such Participant or Beneficiary.

7.2.                              Discontinuance of Contributions and Termination of Plan.  The Plan Sponsor reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan herein embodied in its entirety by resolution of the Compensation Committee of its Board of Directors.  If the Plan is terminated, each Participant and Beneficiary with an Account in the Plan shall receive a lump sum payment of the Account or remaining Account, as applicable, as soon as administratively feasible after such Plan termination.

7.3.                              Change of Control.  Notwithstanding Section 7.1 and 7.2, for a period that begins on the date of a Change of Control and ends on the last day of the twelfth (12th) month that begins after the month in which the Change of Control occurs, the Plan may not be terminated or amended in any manner whatsoever that would adversely affect the amount and form of benefits payable under this Plan unless eighty percent (80%) of all the Participants determined as of the date of the Change of Control give knowing and voluntary written consent to such amendment or termination.

7.4.                                          No Oral Amendments.  No modification of the terms of the Plan Restatement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Plan Sponsor by a person authorized to execute such writing.  No oral representation concerning the interpretation or effect of the Plan Restatement shall be effective to amend the Plan Restatement.

7.5.                                          Plan Binding on Successors.  The Plan Sponsor will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Plan Sponsor), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Plan Sponsor would be required to perform it if no such succession had taken place.

SECTION 8

DETERMINATIONS – RULES AND REGULATIONS

8.1.                                          Determinations.  The Plan Sponsor shall make such determinations as may be required from time to time in the administration of this Plan.  The Plan Sponsor shall have the discretionary authority and responsibility to interpret and construe the Plan Restatement and to determine all factual and legal questions under this Plan, including, but not limited to, the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.  Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

8.2.                                          Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Sponsor.

8.3.                                          Method of Executing Instruments.  Information to be supplied or written notices to be made or consents to be given by the Plan Sponsor pursuant to any provision of the Plan Restatement may be signed in the name of the Plan Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

8.4.                                          Claims and Review Procedure.  Until modified by the Committee, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan.  An application for a distribution shall be considered as a claim for the purposes of this Section.

8.4.1.                                                         Initial Claim.  An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee.

(a)                                                                      If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)                                                                     The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

8.4.2.                                                         Notice of Initial Adverse Determination.  A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)                                                                      the specific reasons for the adverse determination;

(b)                                                                     references to the specific provisions of the Plan Restatement (or other applicable Plan document) on which the adverse determination is based;

(c)                                                                      a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)                                                                     a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

8.4.3.                                                         Request for Review.  Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits.  Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

8.4.4.                                                         Claim on Review.  If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)                                                                      The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)                                                                     In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)                                                                      The Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.4.5.                                                         Notice of Adverse Determination for Claim on Review.  A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)                                                                      the specific reasons for the denial;

(b)                                                                     references to the specific provisions of the Plan Restatement (or other applicable Plan document) on which the adverse determination is based;

(c)                                                                      a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)                                                                     a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)                                                                      a statement of the claimant’s right to bring an action under ERISA section 502(a).

SECTION 9

PLAN ADMINISTRATION

9.1.                                          Plan Sponsor.

9.1.1.                                                         Officers.  Except as hereinafter provided, functions generally assigned to the Plan Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

9.1.2.                                                         Chief Executive Officer.  Except as hereinafter provided, the Chief Executive Officer of the Plan Sponsor may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Plan Sponsor generally hereunder as the Chief Executive Officer may from time to time deem advisable.

9.2.                                          Conflict of Interest.  If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

9.3.                                          Administrator.  The Plan Sponsor shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

9.4.                                          Service of Process.  In the absence of any designation to the contrary by the Plan Sponsor, the Secretary of the Plan Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

9.5.                              Indemnity.  Each member of the Committee or officer, director or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise.  No such indemnification, however, shall be required or provided if such liability arises (i) from the individual’s claim for his own benefit, or (ii) from the proven gross negligence or the bad faith of the individual, or (iii) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful.  This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 10

DISCLAIMERS

10.1.                                    Term of Employment.  Neither the terms of the Plan Restatement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee.  The Plan Sponsor shall not be obliged to continue this Plan.  The terms of the Plan Restatement shall not give any employee the right to be retained in the employment of the Plan Sponsor.

10.2.                                    Source of Payment.  Neither the Plan Sponsor nor any of its officers nor any member of its Committee in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary.  Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Plan Sponsor for such payments or to the Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments.  In each case where Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Plan Sponsor.  Neither the Plan Sponsor nor any of its officers nor any member of its Committee shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Plan Sponsor.

10.3.                                    Delegation.  The Plan Sponsor and its officers and the members of its Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Restatement or pursuant to procedures set forth in the Plan Restatement.

SECTION 11

MISCELLANEOUS

11.1.                                    ERISA Status.  This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA.  Each provision shall be interpreted and administered accordingly.

11.2.                                    IRC Status.  This Plan is intended to be a nonqualified deferred compensation arrangement.  The rules of section 401(a) et. seq. of the Code shall not apply to this Plan.  The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.

11.3.                                    Effect on Other Plans.  This Plan shall not alter, enlarge or diminish any person’s rights, benefits or obligations under any plan or program sponsored by the Plan Sponsor including without limitation the Qualified Plan.  It is specifically contemplated that such plans or programs will, from time to time, be amended and possibly terminated.  All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of any other plan or program as it exists at the adoption of this Plan or upon the commencement of participation, or commencement of benefits by any Participant).  The Plan shall supplement and not supercede, modify or amend any other plan or program sponsored by the Plan Sponsor, and the Participant’s right to benefits, if any, under such plan or program shall be determined in accordance the terms of such plan or program.

11.4.                                    Disqualification.  Notwithstanding any other provision of the Plan Restatement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant.  A final judgment of conviction of felonious and intentional killing is conclusive for this purpose.  In the absence of a conviction of felonious and intentional killing, the Plan Sponsor shall determine whether the killing was felonious and intentional for this purpose.

11.5.                                    Rules of Document Construction.

(a)                                                                      An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before).  Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)                                                                     Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Restatement and not to any particular paragraph or Section of the Plan Restatement unless the context clearly indicates to the contrary.

(c)                                                                      The titles given to the various Sections of the Plan Restatement are inserted for convenience of reference only and are not part of the Plan Restatement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)                                                                     Notwithstanding any thing apparently to the contrary contained in the Plan Restatement, the Plan Restatement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

11.6.                                    References to Laws.  Any reference in the Plan Restatement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

11.7.                                    Choice of Law.  This instrument has been executed and delivered in the State of North Dakota and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of North Dakota.

11.8.                                    ERISA Administrator.  The Plan Sponsor shall be the plan administrator of this Plan.

11.9.                                    Not an Employment Contract.  This Plan is not and shall not be deemed to constitute a contract of employment between the Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Employer’s employ or in any way limit or restrict the Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

11.10.                              Tax Withholding.  The Plan Sponsor shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Plan Sponsor under applicable law with respect to any amount payable under this Plan.  The amount of the withholding shall reduce the credit otherwise made to the Participant’s Account and the reduction shall be made at the time such withholding is required to be made by the Plan Sponsor or such other time as the Plan Sponsor, in its sole discretion, deems appropriate.

11.11.                              Expenses.  All expenses of administering this Plan shall be borne by the Plan Sponsor.

11.12.                              Service of Process.  In the absence of any designation to the contrary by the Plan Sponsor, the Secretary of the Plan Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

11.13.                              Spendthrift Provision.  No Participant, surviving spouse, joint or contingent annuitant or Beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Plan before its actual payment to such person.  The Plan Sponsor shall not recognize any such effort to convey any interest under this Plan.  No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.  This Section shall not prevent the Employer or Committee from observing the terms of an approved qualified domestic relations order.

11.14.                              Certifications.  Information to be supplied or written notices to be made or consents to be given by the Plan Sponsor pursuant to any provision of this Plan may be signed in the name of the Plan Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

11.15.                              Errors in Computations.  The Plan Sponsor shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Plan Sponsor, and used by the Plan Sponsor in determining the benefit.  The Plan Sponsor shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant.  However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

March 5, 2004	COMMUNITY FIRST BANKSHARES, INC.

	By	/s/ Douglas G.Vang

		Its	Executive Vice President–Human Resources

SCHEDULE I

EMPLOYERS PARTICIPATING IN THE COMMUNITY FIRST BANKSHARES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

None